FOR IMMEDIATE RELEASE

S

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011
Darden Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5366
Golden Gate Capital Contacts: Nathaniel Garnick	(212) 687-8080
Alyssa Linn	(415) 618-8750

DARDEN COMPLETES SALE OF RED LOBSTER TO GOLDEN GATE CAPITAL

Darden Positioned to Improve Operations, Reduce Costs and Focus on Value-Creating Opportunities

ORLANDO, Fla. and SAN FRANCISCO, Calif., July 28, 2014 – Darden Restaurants, Inc. (NYSE: DRI) and Golden Gate Capital today announced that Golden Gate has completed the acquisition of the Red Lobster business and certain other related assets and assumed liabilities for approximately $2.1 billion in cash.

The sale of Red Lobster is the culmination of a robust competitive process that enabled Darden to maximize the value of Red Lobster, eliminate the risks and volatility associated with continuing to own the business, and provide a realistic market-validated valuation of Darden’s real estate assets. The sale is also consistent with Darden’s strategy of increasing its focus on its Olive Garden brand renaissance program and preserving its dividend.

As previously announced, approximately $1.0 billion of the net cash proceeds are expected to be used to retire outstanding debt. The remaining net proceeds of approximately $500 million to $600 million are expected to be deployed for a new share repurchase program of up to $700 million in fiscal 2015. In addition to strengthening Darden’s credit profile, with the lower debt levels and reduced outstanding share count, Darden expects to maintain its current quarterly dividend of $0.55 per share, or $2.20 annually.

Clarence Otis, Darden’s Chairman and CEO, said, “We are pleased to have completed the sale of Red Lobster as planned. The completion of this transaction marks an important milestone in the actions we are taking to improve our operations, reduce costs, and focus on opportunities with the highest value-creating potential. While we still have work to do, we are making progress in our efforts to enhance performance and shareholder value.”

“We are excited to have successfully completed the acquisition of Red Lobster, officially beginning our partnership with this iconic brand as it enters into this exciting new chapter of growth,” said Josh Olshansky, Managing Director at Golden Gate Capital. “We strongly support CEO Kim Lopdrup’s vision to deliver Great Seafood, Great People and Great Results. We look forward to leveraging the Company's unparalleled brand awareness to expand its leadership position in casual dining, and driving long-term success by delighting millions of loyal customers.”

Advisors
Goldman, Sachs & Co. served as Darden’s exclusive financial advisor on the sale of Red Lobster and also as financial advisor to Darden’s Board of Directors. Latham & Watkins served as legal counsel to Darden on the transaction. Morgan Stanley is serving as financial advisor working exclusively at the direction of Darden’s Board of Directors, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Darden’s Board of Directors.

Deutsche Bank Securities Inc. and Jefferies LLC served as financial advisors to Golden Gate Capital in connection with the transaction. Deutsche Bank Securities Inc., GE Capital, and Jefferies Finance LLC provided debt commitments for the acquisition. Kirkland & Ellis LLP served as legal counsel to Golden Gate Capital on the transaction.

About Golden Gate Capital
Golden Gate Capital is a San Francisco-based private equity investment firm with over $12 billion of capital under management. The principals of Golden Gate have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate is one of the most active investors in multi-unit consumer companies with leading brands. Representative investments include Ann Taylor, California Pizza Kitchen, Payless ShoeSource, Eddie Bauer, Express, Zales, J.Jill and Pacific Sunwear. For additional information, visit www.goldengatecap.com.

About Darden
Darden Restaurants, Inc., (NYSE: DRI), the world’s largest full-service restaurant company, owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales.  Headquartered in Orlando, Fla., and employing more than 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people.  In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row.  Our restaurant brands – Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House – reflect the rich diversity of those who dine with us.  Our brands are built on deep insights into what our guests want.  For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected ability to maintain our investment grade credit rating and dividend policy, our ability to retire outstanding debt and buy back stock, our ability to execute on our brand renaissance program and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, the outcome of any legal proceeding that may be instituted against Darden relating to the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders. The Company intends to file a preliminary proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitations of proxies from the Company’s stockholders. Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s revocation solicitation statement, filed with the SEC on April 1, 2014 and will also be included in the applicable proxy statement. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the applicable meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT

(INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the possible proxy solicitations at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.